Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Midwest Holding Inc. of our report dated April 1, 2013, relating to our audits of the consolidated financial statements as of and for the years ended December 31, 2012 and 2011, appearing in this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in this Registration Statement.

Omaha, Nebraska
February 11, 2014